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                                                                       EXHIBIT 5

                             BRESLOW & WALKER, LLP
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                              May 8, 1997

Board of Directors
QuietPower Systems, Inc.
1675 Broadway
New York, New York 10019

Gentlemen:

    It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of QuietPower Systems, Inc. on Form SB-2 will, when sold, be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.

                                          Very truly yours,

                                          /s/ BRESLOW & WALKER, LLP
                                          Breslow & Walker, LLP